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                                                                   EXHIBIT 10.10

                          LOAN MODIFICATION AGREEMENT
                          ---------------------------

     THIS AGREEMENT, effective this 22/nd/ day of June, 1999 (the "Effective Date"), is by and between Aseco Corporation ("Obligor") and Fleet National Bank (the "Bank").

                               STATEMENT OF FACTS
                               ------------------

     The Obligor is obligated to the Bank as evidenced by the following documents:

     1. Revolving Note dated November 27, 1998, in the original principal amount of $5,000,000.00, executed by the Obligor in favor of the Bank ("Revolving Note");

     2. Letter Agreement dated November 27, 1998 between the Obligor and the Bank ("Loan Agreement");

     3. Inventory, Accounts Receivable and Intangibles Security Agreement dated November 27, 1998, executed by the Obligor in favor of the Bank;

     4. Supplementary Security Agreement dated November 27, 1998, executed by the Obligor in favor of the Bank;

     5.   Pledge of Stock of Aseco Investment Corp. in favor of the Bank; and

     6. Stand by Letter of Credit executed by the Bank for the account of the Obligor.

     The foregoing documents, as they may have been amended or restated, and any documents executed or delivered in connection therewith, are herein collectively referred to as the "Loan Documents." The Bank is the holder of the Loan Documents.

     By letter dated June 16, 1999, the Obligor acknowledged that it is in default of certain covenants under the Loan Documents, which defaults constitute events of default pursuant to the terms of the Loan Documents, and requested that the Bank waive certain existing covenant defaults and extend the maturity date of the Loan Agreement.

                             TERMS OF THE AGREEMENT
                             ----------------------

      In consideration of the mutual promises contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Obligor agree as follows:

     1.   Acknowledgment by the Obligor.  The Obligor hereby acknowledges and
          -----------------------------
agrees that it is in material default of its obligations to the Bank under the Loan Documents, beyond any
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applicable periods of notice, cure or grace, and that it has no defenses or off-sets that it could or would assert in the case of the Bank's exercise of its rights and remedies thereunder.

     2.   Representations and Warranties.  In order to induce the Bank to enter
          ------------------------------
into this Agreement, the Obligor hereby affirms and restates as of the date thereof and hereof each of the representations and warranties contained in the Loan Documents.

     3.   Waiver of Defaults.  Subject to the Obligor's performance of all of
          ------------------
its obligations under this agreement, including without limitation the payment of the Extension Fee (as defined below), and in consideration of the representations and warranties set forth herein, the Bank hereby waives the following specific covenant defaults under the Loan Agreement:

          a. [Section 3.8] The Obligor's failure to maintain on a consolidated basis a Capital Base not less than $14,300,000 at March 28, 1999; and

          b. [Section 3.9] The Obligor's failure to incur a quarterly consolidated Net Loss less than $1,100,000 for its fiscal quarter ended March 28, 1999; and the Obligor's failure to incur an annual consolidated Net Loss less than $7,900,000 for its fiscal year ended March 28, 1999.

The foregoing waiver does not constitute (a) a waiver of any other default under the Loan Documents whether or not now known to the Bank or which may occur subsequent to the Effective Date; or (b) an agreement to forbear on account of any default under the Loan Documents not now known to the Bank or which may occur subsequent to the Effective Date.

     4.   Agreements by Obligor.  The Obligor agrees:
          ---------------------
          (a) to pay the Bank an extension and waiver fee of Twenty Thousand Dollars ($20,000.00) (the "Extension Fee") in two equal installments, one each upon execution of this Agreement and on September 1, 1999. In the event that the Obligor fully repays its obligations to the Bank under the Loan Documents prior to September 1, 1999, the Bank agrees to waive payment of the second installment.

          (b) to pay, within three (3) days of the Bank's presentment of invoices, all costs incurred by the Bank in connection with the negotiation, preparation, administration and enforcement of this Agreement and the Loan Documents including, without limitation, reasonable attorneys' fees, including but not limited to the fees and expenses of Mirick, O'Connell, DeMallie & Lougee, LLP, search fees incurred in connection with lien searches, and the fees and expenses of Edwards and Angell in the amount of $6,032.58, evidenced by that firm's invoice dated February 5, 1999;


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          (c)  that there exist no claims by the Obligor against the Bank or its agents, successors, assigns, attorneys or officers, and, to the extent that any such claims exist, the Obligor hereby expressly and irrevocably waives such claims;

          (d) to continue to timely make all payment required under the Loan Documents;

          (e) to execute and deliver such documents as are required hereunder or under the Loan Documents or which may be necessary or reasonable to effectuate or evidence the amendments and transactions referenced herein; and

          (f)  to seek refinancing of its indebtedness to the Bank.

     5.   Release of Bank.  Effective upon the execution of this Agreement by
          ---------------
the Obligor, and in consideration of the Bank's agreement to enter into this Agreement, to the extent that the Obligor may have any offsets, defenses or claims in relation to any of its obligations to the Bank, the Obligor and its partners, subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, heirs, successors, assigns, and executors (collectively, the "Obligor Parties"), jointly and severally, release, acquit and forever discharge the Bank and its subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "Lender Affiliates") of and from any and all manners of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which the Obligor Parties ever had or now have, from the beginning of time until the Effective Date, upon or against the Bank or the Lender Affiliates by reason of any matter, cause causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated and including but not limited to any claim that relates to, in whole or in part, directly or indirectly (i) the making or administration of the loans evidenced by the Loan Documents, including, without limitation, such claims and defenses based on fraud, mistake, duress, usury, misrepresentation, or any other claim based on so-called "lender liability theories"; (ii) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (iii) the actions or omissions of any of the Bank and/or the Lender Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity; (iv) lost profits; (v) loss of business opportunity; (vi) increased financing costs; (vii) increased legal or administrative fees; or (viii) damages to business reputation.

     6.   Modification of Loan Documents.  The Bank and the Obligor agree that
          ------------------------------
the Loan Documents are hereby amended as follows:

          (a) Loan Agreement Covenant Amendments: Covenants shall continue to be tested on the last day of each fiscal quarter at existing levels with the



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

               exception of Section 3.8 of the Loan Agreement, until the expiration of the maturity date (as extended herein). Section 3.8 of the Loan Agreement is hereby amended to required the Obligor to maintain on a consolidated basis a Capital Base of not less than $8,000,000 at June 27, 1999 and September 26, 1999. Section
               3.10 of the Loan Agreement is hereby amended to reflect that, in calculating the Current Ratio, the anticipated tax refund (see
               Section 10, below) shall be included as a Current Asset;

          (b) Maturity Date: The maturity date of the Loan Agreement shall be extended from September 1, 1999 to November 1, 1999;

          (c) Equity or Permitted Debt Issuance: In the event the Obligor shall raise funds from the issuance of either debt permitted by the Bank (consistent with the Loan Agreement) and/or equity instruments, such funds will be applied to the outstanding indebtedness under the Loan Agreement;

          (d) Default Rate of Interest: Upon the occurrence of an event of default, inclusive of the scheduled maturity date as extended herein, the default rate charged by the Lender shall be 18% per annum;

          (e) Revolving Note Availability: The maximum availability under the Revolving Note shall be:

               (i) the lesser of $1,300,000 or the amount available under the Borrowing Base (as defined in the Loan Agreement) until the earlier of August 31, 1999 or the Bank's receipt of the Obligor's 1998 Federal Income Tax Return and refund request and 1995 Federal Income Tax refund request (as set forth in Section 10, below), which refunds were requested on June 22, 1999; and

               (ii) after the earlier of August 31, 1999 or the Bank's receipt of the tax refunds and until the maturity date, as extended herein, the lesser of $350,000 or the amount available under the Borrower Base.

          (f) Request for Advances Under the Revolving Note: All requests for advances under the Revolving Note shall be submitted directly to the Bank, to the attention of Alisa B. Cure, Vice President, for approval and shall be accompanied by a Borrowing Base Certificate, displaying adequate current levels of Eligible Accounts Receivable, as of the date of the request.


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

          (g) Other Commitment Amounts: ACH Transactions (as defined in the Loan Agreement) for the Obligor shall be limited to a maximum of $225,000. No additional stand-by letters of credit shall be issued, and the ability to open the Foreign Exchange Contracts (as defined in the Loan Agreement) will be eliminated.

     7.   Financial Consultant/Field Examination.  The Obligor acknowledges and
          --------------------------------------
agrees that the Bank or its counsel shall engage, at the expense of the Obligor, an independent financial consultant (i) to perform field examination(s) of the Obligor's accounts receivable and inventory collateral, internal controls, and reporting systems and/or (ii) to review and evaluate the Obligor's business plan, previously delivered to the Bank. Furthermore, the Obligor shall afford such consultant cooperation and access at any reasonable time, upon reasonable notice, to the books and records of the Obligor.

     8.   Delivery of Financial Information.  The Obligor shall deliver or cause
          ---------------------------------
to be delivered to the Bank, in addition to the Obligor's existing reporting requirements under the Loan Documents, an updated Rolling Thirteen (13) Week Cash Flow Forecast by the first business day of each week, whereby the first four (4) week period shall be deleted and updated with the four (4) week period immediately succeeding the last week included in the previous report.

     9.   Cooperation.  The Obligor and its management shall cooperate fully
          -----------
with the Bank's representatives and/or agents in the conduct of a field examination of their books and records. Further, the Obligor shall promptly reimburse the Bank for all costs associated with such field examination.

     The Obligor shall fully cooperate with the Bank's undertaking of updated appraisals of equipment if undertaken. Upon presentation, the Obligor shall reimburse the Bank for the expenses associated with such appraisals.

     10.  Assignment of 1998 Federal Income Tax Refund.  The Obligor hereby
          --------------------------------------------
irrevocably and unconditionally assigns to the Bank, effective as of the Effective Date, any payment due to or received by the Obligor as a refund with respect to the Obligor's 1998 Federal Income Tax Return and 1995 Federal Income Tax Return. The Obligor shall promptly deliver to the Bank a copy of said tax return(s), executed by the Obligor's CEO or CFO and prepared by Ernst & Young. The Obligor agrees to execute and deliver such documents as the Bank deems reasonable and necessary to effectuate or evidence said assignment, and to cause the tax refunds to be sent to an account designated by the Bank, including, without limitation, IRS Form 8302 (Application for Electronic Funds Transfer of Tax Refund of $1 Million or More), which documents may be attached to the tax return and filed concurrent with the tax refund request(s) under the direction of the Bank's counsel. In the event that all or part of the refunds are received by the Obligor, the Obligor shall immediately pay over such refunds to the Bank. Proceeds from any tax refunded shall first be applied to the outstanding balance due under the Loan Documents,



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

with any excess available for the benefit of the Obligor. It shall be an event of default under the Loan Documents if the Obligor fails to immediately pay over such refunds to the Bank.

     11.  Payments.  All payments required under this Agreement, including those
          --------
for fees, costs, and expenses incurred by the Bank, shall be made when due, and to the extent available, may be debited directly from the Obligor's demand deposit accounts at the Bank. The Bank shall provide a copy of the invoices for payment, via facsimile, to the Obligor and allow the Obligor the opportunity to remit payment via check within five (5) business days prior to the debiting the Obligor's demand deposit account(s) for said reimbursement.

     12.  Validity of the Loan Documents.  The Obligor acknowledges that (a) the
          ------------------------------
liabilities arising out of the Loan Documents are the valid and binding obligations of the Obligor enforceable in accordance with their terms; (b) the liens, encumbrances, mortgages and security interests granted to the Bank pursuant to the Loan Documents remain valid, binding, perfected and enforceable; and (c) the Bank may enforce the payment and performance of the obligations under the Loan Documents and in accordance with applicable law, except to the extent the Bank has agreed to limit its rights pursuant to this Agreement. The Bank reserves and does not waive any of its rights under the Loan Documents, the terms and conditions of which remain in full force and effect, except as specifically modified by this Agreement.

     13.  Authority.  The Obligor represents and warrants to the Bank:  (a) all
          ---------
necessary corporate action to be taken in connection with the execution, delivery and performance of this Agreement has been duly taken; and (b) the execution, delivery and performance by the Obligor of this Agreement does not constitute a violation or breach of the Obligor's Articles of Organization, by-laws, declaration of trust or any other agreement or law by which the Obligor is bound.

     14.  Notices.  Any notice, request, direction, consent, approval, waiver or
          -------
other communication required or permitted under this Agreement to be sent to the Bank must be in writing and will become effective only if provided (in addition to as provided in the Loan Documents) as follows:

Send original to:   Fleet National Bank
                    111 Westminster Street
                    RIMO M20A
                    Providence, RI 02903
                    Attn:  Alisa B. Cure, Vice President

with a copy to:     Mirick, O'Connell, DeMallie & Lougee, LLP
                    100 Front Street
                    Worcester, MA 01608
                    Attn:  Joseph H. Baldiga, Esq.



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

     15.  Conflicting Provisions.  If any conflict arises between the provisions
          ----------------------
of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement will prevail. All other provisions of the Loan Documents will remain in effect.

     16.  Governing Law.  This Agreement will be interpreted and construed under
          -------------
the laws of the Commonwealth of Massachusetts, regardless of the domicile of any party, and will be considered to have been made, executed and performed in Worcester County, Massachusetts. All claims, disputes and other matters in question arising out of this Agreement will be decided by proceedings instituted and litigated in a court of competent jurisdiction sitting in Worcester County, Massachusetts.

     17.  Consent to Jurisdiction; Waivers.  THE OBLIGOR HEREBY IRREVOCABLY AND
          --------------------------------
UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY,
(II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.

     EXECUTED as a sealed instrument effective as of the day and year first above written.

                                       FLEET NATIONAL BANK


/s/ Alisa Cure                         By:     /s/ Fred Manning
--------------------------------               --------------------------------
Witness
                                       Its:


                                       ASECO CORPORATION


/s/ Sebastian J. Sicari                By:     /s/ Mary R. Barletta
--------------------------------               --------------------------------
Witness
                                       Its:



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